UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2010, the Board of Directors of Pacific Capital Bancorp (the “Company”) elected to amend the Company’s Executive Compensation Deferral Plan, established March 24, 1998, and First Amended and Restated Deferred Compensation Plan dated October 1, 2000 (the “Deferred Compensation Plans”) to terminate the Deferred Compensation Plans effective as of January 8, 2010. The Deferred Compensation Plans were originally established to provide the Company’s senior officers with a tax-efficient means to save for retirement. The Deferred Compensation Plans allowed their participants to defer a portion of their salaries to a later date. In connection with the termination of the Deferred Compensation Plans, the account balances of all participants in the Deferred Compensation Plans will be paid to such participants in accordance with the provisions of the Deferred Compensation Plans, including a lump sum payment of benefits under the Deferred Compensation Plans of approximately $818,588 in cash and securities to Mr. Clayton C. Larson, Vice Chairman of the Board of Directors of the Company, and approximately $24,465 in cash and securities to Mr. Frederick W. Clough, Executive Vice President and General Counsel of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2010	PACIFIC CAPITAL BANCORP (Registrant)

	By:	/s/ Frederick W. Clough
Frederick W. Clough Executive Vice President and General Counsel